Vectrus Names Susan Lynch Chief Financial Officer COLORADO SPRINGS, Colo., August 5, 2019 -- Vectrus, Inc. (NYSE: VEC) announced that Susan Lynch has been appointed senior vice president and chief financial officer, effective August 7, 2019. Lynch brings more than 25 years of senior leadership financial experience to Vectrus and will be responsible for global financial management of the company’s business including tax, treasury, controllership, and financial planning and analysis. “Susan is a seasoned CFO with a strong track record in the government services, technology, defense, and manufacturing industries. In addition to her deep financial experience, her focus on both performance and cost control will support us well on our journey to our 5-year goals of $2.5 billion in revenue and 7% EBITDA margin. We are thrilled to welcome Susan to the Vectrus team,” said Chuck Prow, Vectrus president and chief executive officer. Lynch was most recently executive vice president and chief financial officer for Sungard Availability Services (Sungard AS), a leading provider of critical production and recovery services to global enterprise companies, where she was responsible for internal audit and controls, financial reporting and analysis, controllership, tax, treasury, procurement, investor relations and financial shared services. Before joining Sungard AS, Lynch was executive vice president and chief financial officer for Hitachi Data Systems (now Hitachi Vantara) where she was responsible for all facets of the organization’s financial strategy, planning, accounting, real estate, procurement, and financial shared services. She led the financial organization through a significant growth period, optimizing their financial processes while improving business partnering. Prior to Hitachi Data Systems, Lynch served as vice president and chief financial officer for Raytheon Technical Services Company where she was responsible for the organization's financial strategy, planning and accounting. Prior to Raytheon, she held a broad range of senior management roles at Honeywell International including Assistant Corporate Controller, Global Business Services; Director of Business, Analysis and Planning; and CFO for the Latin American region. Lynch received her Bachelor’s degree in Accounting and Business Administration from MidAmerica Nazarene University in Olathe, Kansas. About Vectrus Vectrus is a leading global government services company with a history in the services market that dates back more than 70 years. The company provides facility and base operations; supply chain and logistics services; information technology mission support; and engineering and digital technology services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships and a strong commitment to their customers' mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,700 employees spanning 129 locations in 22 countries. In 2018, Vectrus generated sales of $1.3 billion. To learn about career opportunities at Vectrus, visit www.vectrus.com/careers. For more information, visit the company's website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn. Contact: Mike Smith, CFA (719) 637-5773 michael.smith@vectrus.com